EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Teekay Corporation

We consent to the incorporation by reference in the Registration Statements Nos. 333-187142 and 333-265915 on Form S-8, and Nos. 033-97746 and 333-212787 on Form F-3 of the Entity of:

a.our report dated March 15, 2024 on the consolidated financial statements of Teekay Corporation (the “Entity”) which comprise the consolidated balance sheets as of December 31, 2023 and December 31, 2022, the related consolidated statements of income (loss), comprehensive income, changes in total equity and cash flows for each of the years in the three-year period ended December 31, 2023, and the related notes (collectively the “consolidated financial statements”), and

b.our report dated March 15, 2024 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2023 each of which appear in the Annual Report on Form 20-F of the Entity for the fiscal year ended December 31, 2023.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
March 15, 2024